Exhibit 10.1

DELUXE CORPORATION	AGREEMENT AS TO AWARD OF RESTRICTED COMMON STOCK (Non-Employee Director Grants)

AWARDED TO	AWARD DATE	NUMBER OF RESTRICTED SHARES	MARKET PRICE ON DATE OF AWARD

AWARD

Deluxe Corporation hereby awards to you the above stated number of restricted shares of its common stock, $1.00 par value per share.

RESTRICTIONS

This Award will be revoked, and the restricted shares subject hereto will be forfeited to Deluxe, if you cease to serve as a Director of Deluxe for any reason other than your mandatory retirement prior to the lapse of the restrictions applicable to your shares. In the event of your mandatory retirement as a Director, all of the shares of restricted stock awarded hereunder shall immediately vest in full. The restricted shares subject to this Award may not be sold, assigned, pledged or otherwise transferred prior to the lapse of the restrictions thereon.

LAPSE OF RESTRICTIONS

The restrictions on your shares will lapse on the one year anniversary succeeding the Award Date, provided that you continue as a Director of Deluxe on that anniversary date.

ISSUANCE OF STATEMENTS

Upon the lapse of restrictions hereunder, shares of unrestricted common stock shall be credited to a book entry account maintained by Deluxe Corporation’s transfer agent on your behalf. A statement reflecting your ownership of such unrestricted shares will be issued to you. If you prefer to receive certificates representing unrestricted shares, such certificates will be issued upon written request to Deluxe Corporate Treasury.

TERMS AND CONDITIONS

You will receive dividends on your restricted shares during the period that the restrictions imposed by this Agreement are in effect and you will have the right to vote the shares subject hereto. This Award is issued pursuant to the Deluxe Corporation Stock Incentive Plan, as amended, (the “Plan”), and is subject to its terms. In the event of any conflict between the provisions of the Plan and this Award Agreement, the provisions of the Plan shall prevail.

DELUXE CORPORATION

By: _____________________________________
[Authorized Officer]

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